AMENDMENT TO CONSULTING AGREEMENT

THIS AMENDMENT TO CONSULTING AGREEMENT is made as of the 11th day of November, 2010.

BETWEEN:

LAKE VICTORIA MINING COMPANY, INC.,
a company incorporated and existing pursuant to the laws of the state of Nevada, U.S.A., with a registered office located at 1781
Larkspur Drive, Golden, Colorado 80401

(the “Company”)

AND:

CLIVE HOWARD MATTHEW KING, o
f P.O. Box 35340, Nyali, 80118, Kenya

(the “Consultant”)

WHEREAS:

A.

The Company and the Consultant entered in a Consultant Agreement, with an effective date of May 1, 2010, (the “Consulting Agreement”) whereby the Company retained the Consultant to provide services to it in accordance with the terms of the Consulting Agreement; and

B.	The Company and the Consultant now wish to the amend the terms of the Consulting Agreement to increase the compensation payable to the Consultant as well as the term of the Consulting Agreement.

NOW THEREFORE, for and in consideration of the mutual covenants and provisos herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.	All capitalized terms not specifically defined herein have the meanings ascribed to them in the Consulting Agreement, as applicable.

2.	The following is deleted from paragraph 2.1:

The Agreement will then automatically (the “Consulting Period”) extend for a 12 month period from the ending date of the Initial Consulting Period unless either party provides the other party with written notice of its intent not to renew at least thirty (30) days prior to the expiration of the Initial Consulting Period. The Agreement shall automatically renew for successive one-year periods unless either party provides the other party with written notice of its intent not to renew at least thirty (30) days prior to the expiration of the then current Consulting Period.

and replaced with the following:

The Agreement will then automatically extend for a period of 3 years (the “Consulting Period”) from the ending date of the Initial Consulting Period. Thereafter, the Agreement shall automatically renew for successive one-year periods upon the mutual agreement of the parties.

3.	Paragraph 4.0 is amended by inserting “or such other medical insurer as may be designated by the Company from time to time” after “through Strategis Insurance”.

4.	Schedule “B” of the Consulting Agreement is amended at paragraph (a) by deleting the following:

Upon the agreement being extended for an additional 12 month period the Company agrees to pay the Consultant a base compensation of U.S.$20,000 per month. The amount of the base salary shall be reviewed at the end of each Consulting Period (12 months) and thereafter and may be adjusted on mutual consent.

and replacing with the following:

Upon this Agreement being extended for the Consulting Period, the Company agrees to pay the Consultant a base compensation as follows:

(i)    USD $17,500 per month for the first 12 months; and

(ii)   USD $20,000 per month thereafter unless otherwise mutually agreed by the parties.

5.	Schedule “B” of the Consulting Agreement is amended at paragraph (b) by deleting the paragraph and replacing with the following:

Stock Options. Contingent upon the Consultant executing this Agreement and as part of the consideration for the Consultant’s services and being bound by the obligations set forth herein, the Company will grant the Consultant 300,000 options on November 1, 2011 and a further 300,000 options thereafter on November 1 each and every year that follows during the Consultant’s continuous consulting. The grant of any and all options is subject to a Stock Option Agreement as outlined in Exhibit “B1”. The Consultant understands and acknowledges that any such options cannot be exercised unless and until the Company’s stockholders have approved an increase to the Company’s authorized share capital from 100,000,000 to 250,000,000 shares of common stock as contemplated in the Company’s consent solicitation dated November 5, 2010. The Consultant understands that the exercise price of subsequent annual options granted will be established at the grant date.

6.	Schedule “C” of the Consulting Agreement is amended at paragraph 2. by deleting the paragraph and replacing with the following:

The Company’s medical insurance provider provides coverage only with respect to the Consultant’s injuries sustained while anywhere in Africa. There is no coverage for injuries sustained outside of Africa.

7.	Schedule “C” of the Consulting Agreement is amended at paragraph 4. by deleting “Tanzania” and replacing with “from any place in Africa”.

8.	From and after the date hereof all references to the “Agreement” in the Consulting Agreement hereby refer to the Consulting Agreement as amended herein.

9.

The Consulting Agreement will be deemed to be amended in all manners and respects in order to give full force and effect to this Amendment Agreement and, in all other respects, the Consulting Agreement will remain unchanged and in full force and effect.

10.	The Recitals to this Amendment Agreement are acknowledged by the parties hereto to be true and correct and are incorporated into this Amendment Agreement by this reference.

11.

This Amendment Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. An electronic facsimile transmission hereof signed by any person named below will be sufficient to establish the signature of that person and to constitute the consent in writing of that person to the matters contained herein and, notwithstanding the date of execution, shall be deemed to be executed as of the date set forth herein.

12.	This Amendment Agreement shall enure to the benefit of and be binding upon the parties hereto, and as applicable, their respective heirs, executors, personal representatives, successors and assigns.

IN WITNESS WHEREOF the parties have executed this Amendment Agreement as of the date first set forth above.

LAKE VICTORIA MINING COMPANY INC.

Per:/s/David Kalenuik
             Name: David Kalenuik
             Title:   President

EXECUTED by CLIVE HOWARD	)
MATTHEW KING in the presence of:	)
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Signature	)	/s/CLIVE HOWARD MATTHEW KING
	)	CLIVE HOWARD MATTHEW KING
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